Exhibit 99.1
Alkami Announces Acquisition of Digital Account Opening and Loan Origination Provider MK Decision
Acquisition will provide financial institutions with greater functionality and choice for digital account opening and loan origination solutions on a best-of-breed digital banking platform
September 13, 2021 (Plano, Texas) – Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami”), a leading cloud-based digital banking solutions provider for US financial institutions, announced it has finalized its acquisition of MK Decisioning Systems, LLC (“MK” or “MK Decision”), a technology platform and provider for digital account opening, credit card, and loan origination solutions. The acquisition reinforces and expands Alkami’s position as a best-of-breed digital banking platform provider that designs secure solutions across the user journey, from acquisition to engagement to conversion. In acquiring MK, Alkami is expected to expand its total addressable market while gaining new cross-selling opportunities among a larger installed base.
“Alkami understands just how critical our digital banking platform is to our clients’ continued success in meeting the needs of their users,” said Mike Hansen, CEO, Alkami. “To that end, MK’s solutions unlock digital account opening and loan origination innovations on a single, cloud-based platform that delivers capabilities previously reserved for the largest technology companies, megabanks and fintechs in the market. We are excited and honored to join forces with the MK team and their clients as we continue democratizing digital banking technology for the benefit of US consumers and businesses.”
“MK is overjoyed to join forces with Alkami as we accelerate our shared mission to strengthen local and regional financial institutions and the economies they serve. The banking journey starts with the first account a consumer opens: whether it be a deposit or loan account. By integrating MK’s onboarding and decisioning solutions, Alkami has extended the digital banking journey from website and account opening to core and digital banking,” said Har Rai Khalsa, CEO, MK Decision.
All employees from the newly acquired MK, located in San Diego, CA and throughout the US, have been retained by Alkami as part of the transaction. Khalsa will be the Vice President and General Manager of the newly formed Digital Account Opening and Loan Origination Solutions Team within Alkami.
The purchase price for MK consists of $20 million of proceeds at close and an opportunity for MK to earn up to an additional $25 million in consideration contingent upon the achievement of certain milestones in 2022 and 2023. Alkami expects the acquisition to be immaterial to its financial results for the third quarter of 2021.
About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly and build thriving digital communities. The Alkami Platform is the digital banking and fraud mitigation platform of choice for over 260 financial institutions. Alkami's investments have resulted in a premium platform that has enabled it to replace older, larger and better-funded incumbents and provide clients with world-class experiences reflecting their individual digital strategies.
About MK Decision
MK Decision’s mission is to help community financial institutions thrive by receiving more deposits and more loans. With a commitment to strengthen local economies, MK’s platform gives community banks and credit unions a competitive advantage through simple, beautiful user experiences and streamlined back-office workflows. The MK platform supports a variety of financial products including checking and savings accounts, credit cards, and consumer, commercial, small business, and indirect loans. MK was founded in 2015 and is headquartered in San Diego, California.
Forward-looking Statements:
This press release contains forward-looking statements, including statements about: the benefits of MK’s products to target customers; the ability of MK products to further differentiate Alkami and its solutions offerings; the ability of MK’s products to boost Alkami’s cross-selling capabilities and to accelerate digital onboarding; Alkami’s and MK’s ability to provide best-in-class and leading solutions; the advantages to Alkami’s customers of adding the MK solutions; the ability of Alkami’s and MK’s products to enable customers to improve account opening and loan origination and to accelerate growth; the ability of Alkami to advance its product offerings together with MK; and the potential for Alkami and MK as a combined force. The forward-looking statements contained in this press release are based upon current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to Alkami’s ability to successfully integrate MK and its technology and personnel; (b) risks related to the execution of the combined plans, strategies and forecasts, including with respect to account opening and loan origination capabilities and offerings; (c) risks related to customer demand and market acceptance for these offerings; (d) risks related to Alkami’s expectations with respect to the business of MK after completion of the transaction and Alkami’s ability to realize additional opportunities for growth and innovation; (e) competitive risks in the highly-competitive and innovative financial service and technology industries; (f) risks related to the security and compliance of these solutions; (g) intellectual property and related risks; and (h) other risks and potential factors that could affect our business and financial results identified in Alkami’s filings with the Securities and Exchange Commission.
These forward-looking statements represent Alkami’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Alkami disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Media Relations Contacts
Jennifer Cortez
jennifer.cortez@alkami.com
Audrey Pennisi
audrey@outlookmarketingsrv.com